                                                                    EXHIBIT 10.1


                        SETTLEMENT AND RELEASE AGREEMENT


        This Settlement and Release Agreement (this "Agreement") is hereby entered into by and among Richard T. Harrison, an individual (the "Executive"), Venture Catalyst Incorporated, formerly known as Inland Entertainment Corporation, a Utah corporation (the "Company"), and Cyberworks, Inc., a California corporation and a wholly-owned subsidiary of the Company ("Cyberworks").

                                    RECITALS

        WHEREAS, the Executive has been employed by the Company pursuant to an Employment Agreement by and among the Company, Cyberworks and the Executive dated as of August 27, 1998 (the "Employment Agreement"), serving as President and Chief Operating Officer of Cyberworks, a Director of the Company and of Cyberworks, and a member of the Executive Committee of the Company's Board of Directors (the "Executive Committee");

        WHEREAS, the Executive, the Company and Cyberworks have determined that it is in their mutual best interests that the Executive resign from his positions as President and Chief Operating Officer of Cyberworks, a Director of the Company and of Cyberworks, a member of the Executive Committee, and all other positions that he holds with the Company and any other subsidiary or related entity of the Company, without having to give the 60 day notice required under the Employment Agreement; and

        WHEREAS, the Executive is the beneficial owner of 750,000 shares of common stock of the Company.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1. Unconditional Resignation. The Executive hereby voluntarily, unconditionally and irrevocably resigns, pursuant to Sections 4.4 and 6 of the Employment Agreement, as an employee, an officer, a director (including a member of any committees of the Board of Directors) of the Company, Cyberworks, and any other subsidiary or related entity of the Company, effective as of the date the Executive signs this Agreement (the "Resignation Date"). The Company and Cyberworks each accept such resignation and the Executive is relieved of all duties effective immediately. Concurrently with the execution of this Agreement, the Executive shall execute a separate letter of resignation in a form acceptable to the Company. In connection with such resignation, the Company and Cyberworks each hereby waives the Executive's compliance with the notice provision of Section
4.4 of the Employment Agreement.

        2. Compensation, Expenses, Vacation Pay and Other Benefits Through the Resignation Date. The Company and/or Cyberworks shall pay to the Executive within 72 hours of notice of the Resignation Date (a) the current portion of his salary earned by him, (b) documented expense reimbursement of $11,333.16 owed to him and (c) any accrued and unused vacation pay earned by him ($8,769.23, representing 10 days), in each case, through the Resignation Date. The Executive acknowledges and agrees that the payment of the foregoing salary, expenses and vacation pay through the Resignation Date constitutes full payment of any and all monies that he earned or that is owed to him during his employment by the Company and/or Cyberworks through the Resignation Date.

        3. Company Property. With the exception of the computer equipment referenced in Section 6(b) herein, on the Resignation Date, the Executive shall return to the Company and/or Cyberworks all property of the Company and/or Cyberworks in the Executive's possession, including, but not limited to, that certain 1999 Mercedes S420 Sedan automobile. In addition, within one business day after the Resignation Date, the Executive shall relinquish his membership in the Del Mar Country Club. In addition, the parties have agreed on a list of personal property owned by the Executive that he shall be entitled to remove from the Company's premises; that list shall be initialed by the parties and become a part of this Agreement.

        4. COBRA Benefits. The Executive (or any of his eligible dependents) may elect to continue to participate in any of the Company's or Cyberworks' group health insurance plans pursuant to COBRA, 29 U.S.C. Section 1161, et seq. Nothing in this Agreement is intended to alter the terms of COBRA in any way and those terms shall remain applicable in all respects.

        5. Continuation of Benefits After the Resignation Date. Except as expressly provided in this Agreement or in the plan documents governing the Company's or Cyberworks' employee benefit plans, as of the Resignation Date, the Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company and/or Cyberworks, including, without limitation, medical, dental and life insurance benefits, a car allowance and the Company's or Cyberworks' 401(k) retirement plan; provided, however, that health care coverage for the Executive and the Executive's dependents may be continued under COBRA for as long as the

Executive is eligible for such coverage and so long as the Executive pays the required premiums.

        6. Severance Benefits After the Resignation Date. Notwithstanding his voluntary resignation, the Company and/or Cyberworks shall provide, as severance benefits, the following benefits to the Executive after the expiration of the date that the period of revocation under Section 11(c) of this Agreement has lapsed without exercise and after the Executive's spouse executes the Spousal Consent in the form presented to the Executive by the Company (the "Settlement Date").

                (a) Automobile Related Payment. The Company and/or Cyberworks shall pay to the Executive twenty-seven thousand two hundred forty-one dollars and ninety-eight cents ($27,241.98) in cash related to nonaccountable automobile benefits.

                (b) Computer Equipment. The Company and/or Cyberworks, as the case may be, shall transfer to the Executive title to the computer equipment described in Schedule 1 hereto.

                (c) Call Agreement; Cash Payment. The Company and the Executive shall enter into a Call Agreement on the Settlement Date, pursuant to which the Executive shall grant to the Company the right and option (the "Call Option") to require the Executive to sell to the Company all or part of the shares of the Company's common stock subject to the Call Agreement at an exercise price of $2.50 per share. The Call Option shall be exercisable in accordance with the provisions of the Call Agreement at any time on or after the Settlement Date until two years from the Settlement Date. As additional consideration for the Executive's entering into the Call Agreement, the Company and/or Cyberworks shall pay the Executive twenty thousand dollars ($20,000) in cash on the Settlement Date.

                (d) Noncompetition Agreement. The Company, Cyberworks and the Executive shall amend and restate that certain Noncompetition Agreement dated August 27, 1998 by and among the Company, Cyberworks and the Executive (the "Noncompetition Agreement") as set forth in Exhibit A attached hereto.

                (e) Future Employment for the Executive. Subject to the terms of the Noncompetition Agreement, as amended and restated, the Company and Cyberworks will consent to the Executive's employment by Working Woman Network, Inc. and Working Woman Internet, Inc. (collectively, "Working Woman"). In addition, notwithstanding Section 2 of the Noncompetition Agreement, as amended and restated, on or after the Settlement Date, the Company and Cyberworks shall permit the Executive to solicit and/or hire Charles Gillespie as an employee of Working Woman.

        The payments and benefits set forth in this Section 6 are, from and after the Settlement Date, the Executive's only right to compensation from the Company and any of its parents, direct or indirect subsidiaries, divisions or related entities (collectively referred to herein as the "Company and its Related Entities").

        7. Status of Related Agreements and Future Employment.

                (a) Noncompetition Agreement. The Company, Cyberworks and the Executive hereby acknowledge and agree that the Noncompetition Agreement, as amended and restated, shall remain in full force and effect.

                (b) Employment Agreement and Confidentiality Agreement. Although the Employment Agreement was terminated by the Executive on the Resignation Date, the Executive acknowledges that the duties and obligations set forth in Sections 8, 9 and 10 of the Employment Agreement, together with the related Confidentiality Agreement, extend beyond the Resignation Date.

        8. General Release by the Executive. The Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the "Executive's Affiliates") hereby fully and without limitation releases and forever discharges the Company and its Related Entities and its and their agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively with the Company, the "Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent ("Claims"), which the Executive or any of the Executive's Affiliates has or may have or may claim to have against the Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hire, employment, relocation, remuneration, investigation, or termination of the Executive by any of the Releasees, the Executive's tenure as a Director of any of the Releasees, any agreement or compensation arrangement between the Executive and any of the Releasees (including, but not limited to, the Employment Agreement), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive's Affiliates in equity capital or rights in equity capital or other securities of any of the Releasees to the maximum extent permitted by law.

        The Executive specifically and expressly releases any Claims arising out of or based on the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the

National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; California common law of fraud, misrepresentation, negligence, defamation, infliction of emotional distress, any breach of contract or covenant claim, any tort claim, any violation of public policy or wrongful termination; state or Federal wage and hour laws; or any other state or Federal law, rule, or regulation dealing with the employment relationship.

        The Executive is aware of California Civil Code Section 1542, which provides as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
        MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

With full awareness and understanding of the above provision, the Executive hereby waives any rights he may have under California Civil Code Section 1542.

        9. Release of Federal Age Discrimination Claims by the Executive. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or any of the Releasees regarding any actions which occurred prior to the effective date of this Agreement.

        10. Breach of Release. The Executive agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released by the Executive hereunder, or in any manner asserts against any of the Releasees any of the Claims released by the Executive hereunder, the Executive shall pay to such Releasee(s), as the case may be, in addition to any other damages caused to such Releasee, as the case may be, all attorneys' fees incurred in defending or otherwise responding to said suit or claim.

        11. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive is aware of the following:

                (a) The Executive has the right to consult with an attorney before signing this Agreement and is hereby advised by the Company and/or Cyberworks to do so;

                (b) The Executive has twenty-one (21) days from December 17, 1999, to consider this Agreement; and

                (c) The Executive has seven (7) days after signing this Agreement to revoke Sections 6 and 9 of this Agreement (which must be revoked in their entirety and as a group), and such Sections of this Agreement (as a group) will not be effective until that revocation period has expired without exercise. The Executive agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company's Chief Executive Officer before the close of business on the seventh calendar day after the Resignation Date. If the Executive does not revoke the above-referenced Sections of this Agreement, the General Releases set forth in Section 8 herein shall have as their new effective date the date that the period of revocation under Section 11(c) of this Agreement has lapsed.

        12. Confidentiality of Agreement. The Executive acknowledges that this Agreement and certain related agreements may have to be disclosed in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as may be required by law, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or facts relating to this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity, except for disclosures made among the Executive, his attorney, spouse, children or tax advisors. The Executive further agrees that under no circumstances will he induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Releasees.

        13. Proprietary Information. The Executive acknowledges that certain information, observations, and data obtained by him during the course of or related to his employment with the Company and its Related Entities (including, without limitation, certain financial information, shareholder information, product design information, business plans, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute trade secrets of the Company and its Related Entities. The Executive agrees to promptly return all files, customer lists, financial information and other property of the Company and its Related Entities that are in the Executive's possession or control without making copies thereof. The Executive further agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Company's Board of Directors. Further, the Executive acknowledges that any unauthorized use of trade secrets will cause irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and/or its Related Entities for injunctive relief. If Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will immediately notify the Company's Chief Financial Officer and will fully cooperate with the Company in minimizing the disclosure thereof.

        14. Unfair Competition. In addition to the provisions under the Noncompetition Agreement in its form on this December 17, 1999 or as amended and restated:

                (a) The Executive agrees not to (whether as an employee, director, owner, stockholder, consultant, limited or general partner, or otherwise), for himself or for any other person or entity, engage in any unfair competition with the Company and its Related Entities.

                (b) The Executive also covenants and agrees not to intentionally interfere with, disrupt, or attempt to disrupt, the relationship, contractual or otherwise, between the Company, any of its Related Entities and any of its/their customers, employees or suppliers as of the Resignation Date. Notwithstanding anything to the contrary, with respect to this subparagraph (b) of this Section 14, during the term of the Noncompetition Agreement, as amended and restated, nothing herein shall be construed or interpreted to be less inclusive than Sections 2 and 3 of the Noncompetition Agreement, as amended and restated.

                (c) The Executive acknowledges that any unfair competition or misuse of trade secret or proprietary information belonging to the Company and its Related Entities, or any violation of Sections 12 through 14 of this Agreement, will result in irreparable harm to the Company and/or its Related Entities and will give rise to an immediate action by the Company and its Related Entities for injunctive relief.

        15. Cooperation Clause.

                (a) The Executive agrees to cooperate with the Company and its Related Entities and its or their counsel (i) in any investigations (including internal investigations) and audits of the Company's or any of its Related Entities' management's current and past conduct and business and accounting practices and (ii) in the Company's defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with the Company and/or its Related Entities. Except as required by law or authorized in advance by the Company's Board of Directors, the Executive will not communicate, directly or indirectly, with any third party concerning the management or governance of the Company and/or its Related Entities, the operations of the Company and/or its Related Entities, the legal positions taken by the Company and/or its Related Entities, or the financial status of the

Company and/or its Related Entities. The Executive shall direct inquiries from third parties on these issues to the Company. The Executive acknowledges that any violation of this Section 15 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and/or its Related Entities for injunctive relief.

                (b) The Executive will not seek or accept employment by the Company or its Related Entities at any time and if he does so, his application need not be considered.

        16. Non-disparagement; Employment Reference. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements or opinions about the Company and/or its Related Entities, its/their respective management, products and services to any third party for a period of three (3) years after the Resignation Date. It shall not be a breach of this Section 16 for the Executive to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings. If any prospective employers contact the Human Resources Director of the Company concerning the Executive, they will be told that the Executive was employed by Cyberworks and held other positions with the Company from August 27, 1998 until he voluntarily resigned as of the Resignation Date.

        17. Remedies for Breach. Notwithstanding anything to the contrary herein, if the Executive breaches his obligations under this Agreement, in addition to whatever other rights the Company and/or its Related Entities may have, the Executive shall forfeit his right to receive any further payments or benefits under this Agreement.

        18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws. The Company, Cyberworks and the Executive each hereby agrees that all actions or proceedings arising directly or indirectly hereunder, whether instituted by the Executive, the Company or Cyberworks, shall be litigated in courts having situs within the State of California, County of San Diego and the Executive, the Company and Cyberworks each hereby expressly consents to the jurisdiction of any local, state or Federal court located within said state and county, and consent that any service of process in such action or proceeding may be made by personal service upon the Executive, the Company or Cyberworks wherever the Executive, the Company or Cyberworks may be located, respectively, or by certified or registered mail directed to the Executive at his/its last known address. The Executive, the Company and Cyberworks each hereby waives trial by jury, any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.

        19. Attorneys' Fees. In any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, each party shall bear its own costs and expenses, including reasonable attorneys' fees.

        20. Non-Admission of Liability. The Executive, the Company and Cyberworks each understands and agrees that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any liability whatsoever by any party.

        21. Withholding Taxes; Tax Reporting. The Company and/or Cyberworks may, if required in its reasonable judgment, withhold from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information returns or other reports with respect to the tax consequences attendant to any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

        22. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

        23. Entire Agreement. This Agreement represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the Executive, the Company and Cyberworks with respect to the subject matters contained herein.

        24. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

        25. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

        26. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

        27. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive's rights under this Agreement are not assignable.

        28. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy, facsimile or other electronic means; or (c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

                   If to the Executive, to:

                             Richard T. Harrison
                             747 Golden Park Avenue
                             San Diego, California 92106
                             Fax: (619) 239-5601, c/o Richard E. Sparber, Esq. e-mail: rsparber@sddowntown.sfprdom.sfpr.com with a copy to:

                              Sparber, Ferguson, Ponder & Ryan
                              701 B Street, 10th Floor
                              San Diego, California 92101-8103
                              Attn:  Richard E. Sparber, Esq.
                              Fax:  (619) 239-5601
                              e-mail: rsparber@sddowntown.sfprdom.sfpr.com

                   If to the Company or Cyberworks, to:

                             Venture Catalyst Incorporated
                             16868 Via Del Campo Court, Suite 200
                             San Diego, California 92127
                             Attn:   Chief Financial Officer
                             Fax:  (858) 716-2101
                             e-mail:  kmcintosh@inld.com

                   with a copy to:

                             Paul, Hastings, Janofsky and Walker, LLP
                             695 Town Center Drive, 17th Floor
                             Costa Mesa, California 92626
                             Attn:  John F. Della Grotta, Esq.
                             Fax:  (714) 979-1921
                             e-mail:  jfdellagrotta@phjw.com

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the date of delivery, if given by Federal Express or other similar overnight service or on the third day after being sent by first class, certified or registered mail; or if given by telecopy or facsimile machine or other electronic media, when confirmation of transmission is indicated by the sender's machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

        29. Miscellaneous Provisions.

                (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

                (b) The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

                (c) Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

                (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, has been relied on by him or it in entering into this Agreement.

                (e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Each party accepts and assumes this risk and agrees that this Agreement and the release in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

                (f) Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in San Diego, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

                (g) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

        30. Approval of Board of Directors. This Agreement was approved by the Company's Board of Directors at a special meeting held on October 25, 1999 and by the Cyberwork's Board of Directors at a special meeting held on October 27, 1999.

        THE EXECUTIVE, THE COMPANY AND CYBERWORKS EACH ACKNOWLEDGE THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. THE EXECUTIVE ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.


                                            VENTURE CATALYST INCORPORATED,
                                            a Utah corporation


Dated:  December 17, 1999                   By: /s/ L. DONALD SPEER, II
                                               ---------------------------------
                                               L. Donald Speer, II
                                               Chairman of the Board and Chief
                                               Executive Officer


                                            CYBERWORKS, INC.,
                                            a California corporation


Dated:  December 17, 1999                   By: /s/ L. DONALD SPEER, II
                                               ---------------------------------
                                               L. Donald Speer, II
                                               Chairman of the Board and Chief
                                               Executive Officer


                                    EXECUTIVE


Dated:  December 17, 1999                   By: /s/ RICHARD T. HARRISON
                                               ---------------------------------
                                               Richard T. Harrison

                                   SCHEDULE 1

                               COMPUTER EQUIPMENT



         1.   Sony Superslim Notebook Laptop Computer
              Serial No. 3204030

         2.   Two 17" ViewSonic Monitors GL773's